CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 12, 1999 included in KeySpan Corporation's Form 10-K for the nine months ended December 31, 1998.

                                   /s/ ARTHUR ANDERSEN LLP
                                   ARTHUR ANDERSEN LLP


December 2, 1999
New York, New York